EXHIBIT 10.2

                                                                  EXECUTION COPY


                      VOTING AND RECAPITALIZATION AGREEMENT


                  This VOTING AND RECAPITALIZATION AGREEMENT, dated as of December 8, 2000 (this "Agreement"), is made and entered into among MeriStar Hotels & Resorts, Inc., a Delaware corporation ("MeriStar"), American Skiing Company, a Delaware corporation ("ASC"), Oak Hill Capital Partners, L.P., a Delaware limited partnership ("OCP"), Oak Hill Capital Management Partners, L.P., a Delaware limited partnership ("OCMP"), Oak Hill Securities Fund, L.P., a Delaware limited partnership ("OSF"), Oak Hill Securities Fund II, L.P., a
Delaware limited partnership ("OSF2"), OHCP Ski, L.P., a Delaware limited partnership ("OSLP"), Madeleine LLC, a New York limited liability company ("Madeleine"), Leslie B. Otten ("Otten") and the Albert Otten Trust f/b/o Mildred Otten, a trust organized under the laws of New Jersey (the "Trust"). OCP, OCMP, OSF, OSF2, OSLP, Madeleine, the Otten and the Trust are referred to collectively as the "Stockholders" and each as a "Stockholder".


                                    RECITALS:

                  A. ASC, ASC Merger Sub, Inc., a Delaware corporation ("Merger Sub"), and MeriStar are, simultaneously with the execution hereof, entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into MeriStar (the "Merger") on the terms and subject to the conditions set forth in the Merger Agreement and, as a result, MeriStar will become a wholly-owned subsidiary of ASC. Except as otherwise defined herein, capitalized terms used herein without definition have the respective meanings ascribed to them in the Merger Agreement.


                  B. Under the Merger Agreement, it is a condition precedent to the obligation of MeriStar to complete the Merger that ASC complete the recapitalization (the "Recapitalization") in which (i) the Class A common stock, par value $0.01 per share (the "Class A Common Stock"), of ASC and the 8.5% Series B Convertible Participating Preferred Stock, liquidation value $1,000 per share (the "Series B Preferred Stock"), of ASC shall have been converted into common stock, par value $0.01 per share (the "Common Stock"), of ASC, at or prior to the Effective Time; (ii) the 10.5% Repriced Convertible Exchangeable Preferred Stock, liquidation value $1,000 per share (the "Series A Preferred Stock"), of ASC shall have been converted into shares of Series A Preferred Stock, par value $0.01 per share (the "New Series A Preferred Stock"), of ASC, having terms substantially as set forth in Exhibit B hereto and shares of Common Stock, immediately prior to the Effective Time, as herein provided; (iii) the warrants (the "Warrants") to purchase 6,000,000 shares of Common Stock at an exercise price of $2.50 per share shall have been issued to OCP in accordance with the Securities Purchase Agreement (as amended to date, the "Warrant Purchase Agreement"), dated July 31, 2000, among ASC, ASC Resort Properties, Inc. ("Resort Properties") and OCP and OCP shall not own any shares of the capital stock of Resort Properties; and (iv) the Resorts Credit Facility Amendment and the Resorts Credit Facility Conversion shall have occurred.

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Collectively, the Class A Common Stock, the Series A Preferred Stock, the Series
B Preferred Stock and the Common Stock, together with all other equity securities issued by ASC, are referred to herein as the "Securities".

                  C. As a condition and inducement to MeriStar's willingness to enter into the Merger Agreement, MeriStar has requested that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

                            VOTING OF SUBJECT SHARES

                  Section 1.1 Agreement to Vote Subject Shares. At any meeting (a "Stockholders Meeting") (including any and all postponements and adjournments thereof) of the stockholders of ASC called to consider and vote upon (i) the approval of the Merger, the Merger Agreement and the transactions contemplated thereby, (ii) the issuance of Common Stock to the stockholders of MeriStar pursuant to the Merger Agreement, (iii) the recapitalization and Common Stock issuances contemplated by Sections 3.3, 3.4 and 3.5 of this Agreement, (iv) the transactions contemplated by Section 2.6 of the Merger Agreement, (v) the election of directors for ASC as provided in Schedule 1.1 to this Agreement and
(vi) the adoption of amendments to the articles of incorporation and bylaws of ASC in connection with the Merger (the actions referred to in clauses (i) through (vi) being referred to collectively as the "Proposals"), and in connection with any action to be taken in respect of the Proposals by written consent of the stockholders of ASC, each Stockholder shall vote or cause to be voted (including by written consent, if applicable) all of such Stockholder's Subject Shares in favor of the approval and adoption of the Proposals and in favor of any other matter necessary for the consummation of the transactions contemplated by the Merger Agreement and this Agreement and considered and voted upon at any such meeting or made the subject of any such written consent, as applicable. At any meeting (and at any and all postponements and adjournments thereof) of the stockholders of ASC (an "Adverse Meeting") called to consider and vote upon any Adverse Proposal (as defined below), and in connection with any action to be taken in respect of any Adverse Proposal by written consent of stockholders of ASC, each Stockholder shall vote or cause to be voted (including by written consent, if applicable) all of such Stockholder's Subject Shares against such Adverse Proposal. For purposes of this Agreement, the term "Adverse Proposal" means any (a) proposal or action that would reasonably be expected to

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result in a breach of any covenant,  representation or warranty of ASC set forth in the Merger Agreement or (b) proposal or action that is intended or would reasonably be expected to impede, interfere with, delay or materially and adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement.

                  Section 1.2 Other Proxies Revoked. Any proxies heretofore given in respect of such Stockholder's Subject Shares are not irrevocable and all such proxies are hereby revoked (other than the proxies specified in Item 2 of Schedule 2.1), it being understood that, with respect to the revocation made concerning the Subject Shares beneficially owned by Otten, ING (U.S.) Capital LLC ("ING") expressly acknowledges and agrees to such revocation; provided, that, subject to Article III, such acknowledgment and agreement shall in no way alter any existing or future rights of ING with respect to the pledge of any Class A Common Stock or Common Stock pledged to it by Otten.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

                  Section    2.1   Representations   and   Warranties   of   the
Stockholders. Each Stockholder, severally and not jointly, represents and warrants, as of the date hereof, the time of each ASC Stockholders Meeting, each Adverse Meeting and as of the Effective Time, to MeriStar and ASC as follows:

                   (a) Except as specified on Schedule 2.1 hereto and except for Subject Shares transferred in accordance with Section 3.1 hereof after the date hereof, such Stockholder is the sole record and beneficial owner of the number and type of Securities set forth opposite such Stockholder's name on Annex A hereto (such Securities, together with any other Securities or other equity or voting interests in ASC the beneficial ownership of which is hereafter acquired by such Stockholder and any Securities into which such Securities or other equity or voting interests are converted, being collectively referred to herein as such Stockholder's "Subject Shares") and has full, unrestricted and sole power to dispose of and to vote such Subject Shares. Such Subject Shares are now, and at all times prior to the Effective Time will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, voting trusts or agreements, powers of attorney, proxies or any other arrangement or agreement with any person or entity limiting or affecting such Stockholder's legal power or authority to vote or sell the Subject Shares, except for those restrictions arising hereunder or set forth under applicable securities laws and except as specified on Schedule 2.1 hereto. Except as otherwise specified on Schedule 2.1 hereto, such Stockholder does not beneficially own or hold any rights to acquire any additional securities of ASC other than such Subject Shares.

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                   (b) In the case of a Stockholder  who is an individual,  such
Stockholder is an adult, is a citizen of the United States of America and is competent to execute and deliver this Agreement, to carry out his or her obligations hereunder and to consummate the transactions contemplated hereby. In the case of a Stockholder that is a corporation, trust or other business organization, such Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The
execution  and  delivery  of  this  Agreement  by  such   Stockholder   and  the
consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and, assuming that this Agreement constitutes the valid and binding
obligation  of  MeriStar,   this  Agreement  constitutes  a  valid  and  binding
obligation  of  such  Stockholder,   enforceable  against  such  Stockholder  in
accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity.

                   (c) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, give rise to a material obligation, a right of termination, cancellation, or acceleration of any obligation or a loss of a material benefit under, or require notice to or the consent of any person under (i) in the case of a Stockholder that is a corporation or other business organization, any organizational documents of such Stockholder, (ii) in the case of any Stockholder that is a trust, violate or conflict with any term or provision of the indenture, or other governing or testamentary instrument relating to such trust or (iii) in the case of any Stockholder, any Contract, agreement, instrument, undertaking, Law, order, injunction, determination or award binding on such Stockholder, other than any such conflicts, breaches, violations, defaults, obligations, rights or losses that, individually or in the aggregate, would not (i) impair the ability of such Stockholder to perform such Stockholder's obligations under this Agreement or
(ii) prevent or delay the consummation of any of the transactions contemplated hereby.

                   (d) Each Stockholder understands and acknowledges that the issuance of the Common Stock and the New Series A Preferred Stock in accordance with Sections 3.3, 3.4, 3.5 and 3.6 of this Agreement is pursuant to one or more of the exemptions from registration provided for in Section 3(a) or 4(2) of the Securities Act, including Regulation D promulgated thereunder, and any applicable state laws, and the offer and sale of the Common Stock and the New Series A Preferred Stock are thus not registered under the Securities Act. Each Stockholder further understands and acknowledges that this transaction has not been reviewed and approved by the SEC or by any state regulatory authority and represents and warrants that it is an "accredited investor," as defined in Rule 501(a) of Regulation D under the Securities Act.

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                  Section 2.2      Representations and Warranties of ASC.

                   (a) ASC represents and warrants, as of the date hereof and as of the Effective Time, to MeriStar and each of the Stockholders that:

                  (i) ASC has all requisite power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by ASC and the consummation by ASC of the transactions contemplated hereby have been duly authorized by all necessary action on the part of ASC. This Agreement has been duly executed and delivered by ASC and, assuming that this Agreement constitutes the valid and binding obligation of the other parties to this Agreement, this Agreement constitutes a valid and binding obligation of ASC, enforceable against ASC in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity;

                  (ii) The execution and delivery of this Agreement by ASC does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, give rise to a material obligation, a right of termination, cancellation, or acceleration of any obligation or a loss of a material benefit under, or require notice to or the consent of any person under (i) any organizational documents of ASC or (ii) any Contract, agreement, instrument, undertaking, Law, judgment, order, injunction, decree, determination or award binding on ASC, other than any such conflicts, breaches, violations, defaults, obligations, rights or losses that, individually or in the aggregate, would not (i) impair the ability of ASC to perform its obligations under this Agreement or
         (ii) prevent or delay the consummation of any of the transactions contemplated hereby; and

                  (iii) Assuming that the representations and warranties made by the Stockholders in Section 2.2(d) are true and correct, the issuance of the Common Stock and New Series A Preferred Stock in accordance with Sections 3.3, 3.4, 3.5 and 3.6 hereof will not require registration under the Securities Act or violate applicable state securities laws.

                   (b) ASC represents and warrants, as of the date hereof and as of the Effective Time:

                  (i) To Otten, that all shares of Common Stock to be issued pursuant to Section 3.3 of this Agreement will be, upon issuance on the terms and conditions specified in this Agreement, duly authorized, validly issued, fully paid, nonassessable and will not be subject to preemptive rights;

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                  (ii) To  Madeleine,  that all shares of New Series A Preferred
         Stock and Common Stock to be issued upon conversion of the Series A Preferred Stock pursuant to Section 3.4(a) of this Agreement will be, upon such issuance on the terms and conditions specified in this Agreement, duly authorized, validly issued, fully paid, nonassessable and will not be subject to preemptive rights;

                  (iii) To OCP, OCMP, OSF, OSF2 and OSLP, that all shares of Common Stock to be issued pursuant to Section 3.4(b) of this Agreement will be, upon issuance on the terms and conditions specified in this Agreement, duly authorized, validly issued, fully paid, nonassessable and will not be subject to preemptive rights; and

                  (iv) To OCP, that all shares of Common Stock to be issued pursuant to Section 3.5 of this Agreement will be, upon issuance on the terms and conditions specified in this Agreement, duly authorized, validly issued, fully paid, nonassessable and will not be subject to preemptive rights.


                                   ARTICLE III

                                CERTAIN COVENANTS

              Section 3.1 Restriction on Transfer of Subject Shares; Proxies and
Noninterference. No Stockholder shall, prior to the Effective Time, directly or indirectly: (A) except pursuant to the terms of this Agreement, offer for sale, sell, transfer, pledge, tender, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, encumbrance, assignment or other disposition of, any or all of such Stockholder's Subject Shares, unless it receives (i) an irrevocable proxy, in form and substance substantially similar to Exhibit A hereto, to vote the transferred Subject Shares as provided therein and (ii) a deed of adherence to this Agreement (including representations and warranties of the type set forth in Section 2.1 hereof) reasonably satisfactory to the other parties hereto executed by the transferee of such Subject Shares; (B) except pursuant to the terms of this Agreement, grant any proxies or powers of attorney, deposit any of such Stockholder's Subject Shares into a voting trust or enter into a voting agreement with respect to any of such Stockholder's Subject Shares; or (C) take any action that would reasonably be expected to make any representation or warranty contained herein untrue or incorrect or have the effect of impairing the ability or preventing or delaying the consummation of any of the transactions contemplated hereby of such Stockholder to perform such Stockholder's obligations under this Agreement.

              Section 3.2 Reliance by MeriStar; Cooperation. Each Stockholder understands and acknowledges that MeriStar is entering into the Merger Agreement in reliance upon the Stockholders' execution and delivery of this Agreement. Each Stockholder shall cooperate fully with ASC and MeriStar in

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connection  with the respective  reasonable  best efforts of ASC and MeriStar to fulfill the conditions to the Merger set forth in Article VI of the Merger Agreement.

              Section 3.3 Conversion of Class A Common Stock. Prior to or at the Effective Time, Otten and ASC shall cause each share of Class A Common Stock to be converted into one share of Common Stock.

              Section 3.4 Recapitalization. Subject to the receipt of the Requisite ASC Vote in favor of the transactions described in this Section 3.4:

                   (a) Immediately prior to the Effective Time, Madeleine and ASC shall cause a recapitalization of ASC in which all of the issued and outstanding shares of Series A Preferred Stock are converted into (i) such number of shares of New Series A Preferred Stock equal to the aggregate liquidation preference for all the shares of Series A Preferred Stock plus accrued and unpaid dividends on such stock, determined as of the Closing Date (the "Preferred Value"), divided by $1,000 and (ii) a number of shares of Common Stock calculated by dividing (x) 20.7% of the Preferred Value by (y) $2.22;

                   (b) Immediately prior to the Effective Time, OCP, OCMP, OSF, OSF2, OSLP and ASC shall cause all of the issued and outstanding shares of Series B Preferred Stock to be converted into a number of shares of Common Stock calculated by dividing the aggregate Liquidation Price (as defined in the Certificate of Designation of the Series B Preferred Stock) of such shares as of October 31, 2000 by $2.22;

                   (c) Prior to the Effective Time, if no shares of the capital stock of Resort Properties have been issued to OCP under the Warrant Purchase Agreement, ASC shall issue the Warrants to OCP in accordance with the terms of the Warrant Purchase Agreement; and

                   (d) Prior to the Effective Time, if shares of the capital stock of Resort Properties have been issued to OCP under the Warrant Purchase Agreement, OCP shall transfer those shares of the capital stock of Resort Properties to ASC, and ASC shall issue the Warrants to OCP in accordance with the terms of the Warrant Purchase Agreement.

              Section 3.5 Issuance of Common Stock to Tranche C Lenders. Prior to the Effective Time:

                   (a) ASC and OCP shall cause the entire $13.0 million available under Tranche C of the Resorts Credit Facility to be drawn; and

                   (b) ASC and OCP  shall  cause  the  Resorts  Credit  Facility
Amendment to occur and shall cause Tranche C under the Resorts Credit Facility to be repaid in the form of an issuance of a number of shares of Common Stock

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calculated by dividing (x) the outstanding  aggregate  principal  amount of such
Tranche C as of the Effective Time plus all accrued and unpaid interest on the aggregate outstanding principal amount of such Tranche C through October 31, 2000 by (y) $2.22.

                   Section 3.6    Closing Procedures.

                   (a) Immediately prior to the Effective Time, upon the filing of an amended and restated certificate of incorporation of ASC in accordance with Section 1.6 of the Merger Agreement and a certificate of designations relating to the New Series A Preferred Stock, substantially in the form attached to this Agreement as Exhibit B, the Series A Preferred Stock shall automatically be converted into shares of New Series A Preferred Stock and shares of Common Stock pursuant to Section 3.4(a) and certificates formerly representing such shares of Series A Preferred Stock shall, from and after such time, represent the right to receive that number of shares of New Series A Preferred Stock and shares of Common Stock provided in Section 3.4(a). Each holder shall surrender the certificate or certificates formerly representing the Series A Preferred Stock, duly endorsed, at the offices of Paul, Weiss, Rifkind, Wharton & Garrison at or prior to the Effective Time (or such other place as ASC shall reasonably request) and shall give written notice to ASC of the name or names in which the certificate or certificates for shares of New Series A Preferred Stock and Common Stock are to be issued. ASC shall, at the Effective Time, issue and deliver at the offices of Paul, Weiss, Rifkind, Wharton & Garrison to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of New Series A Preferred Stock and Common Stock to which such holder is entitled under Section 3.4(a). Such conversion shall be deemed to have been made as of the Effective Time, and the person or persons entitled to receive the shares of New Series A Preferred Stock and Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of New Series A Preferred Stock and Common Stock as of the Effective Time. When issued, the certificates evidencing such shares of New Series A Preferred Stock and Common Stock shall not bear legends or other notations relating to restrictions on transfer, other than as required pursuant to Article Thirteenth of the Certificate of Incorporation of ASC (as amended as of the Effective Time).

                   (b) Except as specifically provided in this Agreement, the conversion of the Series B Preferred Stock into Common Stock shall occur as provided in Section 9(b) of the Certificate of Designation relating to the Series B Preferred Stock.

                   (c) Upon completion of the transactions required by Section 3.5, ASC and OCP shall execute an instrument (in form reasonably satisfactory to ASC and OCP) evidencing the repayment in full of Tranche C under the Resorts Credit Facility and the issuance of the shares of Common Stock in repayment thereof.

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                   (d) In connection  with any of the  transactions  required by
Sections 3.4 or 3.5, ASC shall not be required to issue fractions of shares of Common Stock or New Series A Preferred Stock or to distribute certificates which evidence fractions of such shares. In lieu of fractional shares, ASC shall pay, at the effective time of any conversion as herein provided, an amount in cash equal to such fraction multiplied by (i) $2.22, in the case of Common Stock, or
(ii) $1,000, in the case of New Series A Preferred Stock.

              Section 3.7 No Further Issuances of Stock. Prior to the Effective Time, ASC shall not issue any additional shares of Class A Common Stock, Series A Preferred Stock or Series B Preferred Stock.

              Section 3.8 ING. In the event that ING elects to foreclose on any Securities pledged to it by Otten or to exercise voting rights with respect to such Securities, ING shall provide MeriStar, ASC and OCP with reasonable prior notice of such intent.

              Section 3.9 Plan of Reorganization. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party to this Agreement shall use its reasonable best efforts to cause the Recapitalization to qualify, and shall not, without the prior written consent of the parties to this Agreement, knowingly take any actions or cause any actions to be taken which could prevent such recapitalization from qualifying, as a reorganization under the provisions of Section 368(a) of the Code. Following the Effective Time, and consistent with any such consent, none of MeriStar, ASC or any of their affiliates shall knowingly take any action or knowingly cause any action to be taken which would cause the Recapitalization to fail to so qualify as a reorganization under Section 368(a) of the Code.

              Section 3.10 Restriction on Certain Amendments to the Merger Agreement. ASC and MeriStar shall not permit an amendment to Section 2.1 or 2.4 of the Merger Agreement without the prior written consent of Madeleine if such amendment would cause material dilution of Madeleine's holdings in ASC.


                                   ARTICLE IV

                                  MISCELLANEOUS

              Section 4.1 Fees and Expenses. Each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, except that all reasonable expenses, including attorneys' fees, (i) incurred by Oak Hill (excluding expenses incurred by holders of the Snow Subordinated Notes in

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connection with the Snow Notes Consent) in connection  with this Agreement,  not to exceed $100,000, and (ii) incurred by Madeleine, not to exceed $35,000, in connection with this Agreement shall be paid by ASC.

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              Section 4.2  Amendment;  Termination.  This  Agreement  may not be
amended except by an instrument in writing signed on behalf of each of the parties hereto. This Agreement shall terminate immediately upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms and (ii) June 30, 2001. In addition, this Agreement may be terminated by mutual written consent of MeriStar, ASC and the Stockholders. In the event of termination of this Agreement pursuant to this Section 4.2, this Agreement shall become null and void and of no effect with no liability on the part of any party hereto and all Proxies shall automatically terminate; provided, however, that no such termination shall relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination; and provided, further, that Article II shall survive the termination of this Agreement.

                  All covenants and agreements that contemplate performance after the Effective Time shall survive the Effective Time.

              Section 4.3 Extension, Waiver. Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for any performance hereunder, shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

              Section 4.4 Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and is not intended to confer upon any person other than the parties any rights or remedies.

              SECTION 4.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF ANY PRINCIPLES OF CONFLICTS OF LAWS THEREOF THAT MIGHT INDICATE THE APPLICABILITY OF THE LAWS OF ANY OTHER JURISDICTION, EXCEPT WHERE THE LAWS OF THE STATE OF DELAWARE ARE MANDATORILY APPLICABLE.

                  Section 4.6 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, by hand delivery or telecopy (with a confirmation copy sent for next day delivery via courier service, such as

Federal Express), or sent by overnight courier, such as Federal Express (providing proof of delivery). All communications hereunder shall be delivered to the respective parties at the following addresses:

                           If to the Stockholders:

                                 to the addresses set forth on Annex A hereto.

                           If to ASC:

                                    American Skiing Company
                                    One Monument Way
                                    Portland, Maine 04101
                                    Attention: Christopher E. Howard, Esq.
                                               Foster A. Stewart, Jr., Esq.
                                    Telecopy: (207) 791-2607

                           with a copy to:

                                    Shearman & Sterling
                                    599 Lexington Avenue
                                    New York, New York 10036-6522
                                    Attention: Mark Roppel, Esq.
                                    Telecopy:  (212) 848-7179

                           If to MeriStar:

                                    MeriStar Hotels & Resorts, Inc.
                                    1010 Wisconsin Avenue, NW
                                    Washington, DC 20007
                                    Attention:   Christopher L. Bennett, Esq.
                                    Telecopy:   (202) 295-1026

                           with a copy to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, New York  10019
                                    Attention:   Richard S. Borisoff, Esq.
                                    Telecopy:   (212) 757-3990

              Section 4.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Stockholder without the prior written consent of MeriStar, or by MeriStar without the prior written consent of the Stockholders and any such assignment or delegation that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns (including, without limitation, any person to whom any Subject Shares are sold, transferred or assigned).

              Section 4.8 Further Assurances. Each Stockholder shall execute and deliver such other documents and instruments and take such further actions as may be necessary or appropriate or as may be reasonably requested by MeriStar in order to ensure that MeriStar receives the full benefit of this Agreement.

              Section 4.9 Enforcement. Irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the federal courts of the United States located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto (i) shall submit itself to the jurisdiction of the federal courts of the United States of America located in the State of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) shall not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the federal courts of the United States of America located in the State of New York.

              Section 4.10 Waiver of Trial by Jury. Each party acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily, and (iv) each such party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 4.10.

              Section 4.11 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

              Section 4.12 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each party and delivered to the other parties.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the day and year first written above.

                         MERISTAR HOTELS & RESORTS, INC.


                         By:  /s/ Paul W. Whetsell
                              -------------------------------------------------
                              Name:  Paul W. Whetsell
                              Title: Chief Executive Officer and Chairman of the
                                        Board


                         AMERICAN SKIING COMPANY


                         By:  /s/ Leslie B. Otten
                              -------------------------------------------------
                              Name:  Leslie B. Otten
                              Title: President


                         /s/ Leslie B. Otten
                         ------------------------------------------------------
                         Leslie B. Otten


                         ALBERT OTTEN TRUST
                         F/B/O MILDRED OTTEN

                         By:  /s/ Leslie B. Otten
                              -------------------------------------------------
                              Name:  Leslie B. Otten
                              Title: Trustee

                         OAK HILL CAPITAL PARTNERS, L.P.
                         By: OHCP GenPar, L.P., its general partner
                         By: OHCP MGP, LLC, its general partner

                         By:  /s/ Kevin G. Levy
                              -------------------------------------------------
                         Name: Kevin G. Levy
                         Title: Vice President


                         OAK HILL CAPITAL MANAGEMENT PARTNERS, L.P.
                         By: OHCP GenPar, L.P., its general partner
                         By: OHCP MGP, LLC, its general partner

                         By:  /s/ Kevin G. Levy
                              -------------------------------------------------
                         Name: Kevin G. Levy
                         Title: Vice President


                         OAK HILL SECURITIES FUND, L.P.
                         By: Oak Hill Securities GenPar, L.P.,
                             its general partner
                         By: Oak Hill Securities MGP, Inc., its general partner

                         By:  /s/ Glenn R. August
                              -------------------------------------------------
                         Name: Glenn R. August
                         Title: Vice President

                         OAK HILL SECURITIES FUND II, L.P.
                         By: Oak Hill Securities GenPar II, L.P.,
                             its general partner
                         By: Oak Hill Securities MGP II, Inc.,
                             its general partner

                         By:  /s/ Glenn R. August
                              -------------------------------------------------
                         Name: Glenn R. August
                         Title: President


                         OHCP SKI, L.P.
                         By: Oak Hill Capital Partners, L.P.,
                             its general partner
                         By: OHCP GenPar, L.P., its general partner
                         By: OHCP MGP, LLC, its general partner

                         By:  /s/ Kevin G. Levy
                              -------------------------------------------------
                         Name: Kevin G. Levy
                         Title: Vice President

                         MADELEINE LLC


                         By:  /s/ Bob Davenport
                              -------------------------------------------------
                         Name: Bob Davenport
                         Title: Attorney in fact

Accepted and agreed as to
Sections 1.2 and 3.7 hereof:
ING (U.S.) CAPITAL LLC,
   AS PLEDGEE OF SHARES
   OF CLASS A COMMON
   STOCK AND COMMON STOCK
   BENEFICIALLY OWNED BY
   LESLIE B. OTTEN


By:  /s/ William B. Redmond
----------------------------------------------
Name:  William B. Redmond
Title: Vice President

                                                                         Annex A

             Stockholder                               Address                     Type of ASC Security               Number

Madeleine LLC                           450 Park Avenue                        Series A Preferred Stock                       36,626
                                        28th Floor
                                        New York, NY 10022
                                        Attention: Robert Davenport

                                        With a copy to:
                                        Robert Loper, Esq.
                                        Schulte Roth & Zabel LLP
                                        900 Third Avenue
                                        New York, NY 10022

Oak Hill Capital Partners, L.P.         *                                      Series B Preferred Stock                      129,870

Oak Hill Capital Management Partners,   *                                      Series B Preferred Stock                        3,330
L.P.

Oak Hill Securities Fund, L.P.          *                                      Series B Preferred Stock                        7,400

Oak Hill Securities Fund II, L.P.       *                                      Series B Preferred Stock                        7,400

OHCP Ski, L.P.                          *                                      Series B Preferred Stock                        2,000

Leslie B. Otten                          c/o American Skiing Company           Common Stock                                  833,333
                                        Sunday River Access Road, Bethel, ME
                                        04217
                                                                               Class A Common Stock                       14,760,530

Albert Otten Trust f/b/o Mildred         c/o American Skiing Company           Common Stock                                   30,000
Otten                                   Sunday River Access Road, Bethel, ME
                                        04217

*        The address of OCP, OCMP, OSF, OSF2 and OSLP is:

                                    201 Main Street, Suite 2600
                                    Fort Worth, Texas 76102
                                    Attention: Kevin G. Levy


                                                                       Exhibit A


                                IRREVOCABLE PROXY


                  The undersigned shareholder of AMERICAN SKIING COMAPANY, a Delaware corporation ("ASC") hereby appoints MERISTAR HOTELS & RESORTS, INC., a Delaware corporation ("MeriStar"), as proxy for the undersigned, with full power of substitution, to attend any annual or special meeting of the shareholders of ASC (including any and all adjournments and postponements thereof), and in respect of any written consent in lieu of such meeting, held or made for the purpose of considering or voting upon the matters described in Section 1.1 of the Voting and Recapitalization Agreement, dated the date hereof, among MeriStar and certain shareholders of ASC (the "Agreement"), in accordance with such
Section 1.1, and to cast all votes that the undersigned is entitled to cast at such a meeting (or in connection with such written consent) with respect to all of the undersigned's Subject Shares (as defined in the Agreement) with respect to the matters described in Section 1.1 of the Agreement. The undersigned hereby revokes any proxy heretofore given with respect to such a meeting (or written consent in lieu thereof) or with respect to such a vote cast. The undersigned affirms that this proxy is a power coupled with an interest and shall be irrevocable. The undersigned shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this irrevocable proxy. This proxy shall be automatically revoked upon the termination of the Agreement.

                              [Name of Stockholder]




Please sign exactly as name appears on the             By
records of ASC and date.  When signing as attorney,      -----------------------
executor, administrator, trustee, guardian,              Name:
officer of a corporation or other entity or in           Title:
another representative capacity, please give the full title under signature(s).


                                                       Dated: December __, ____

                                                                       EXHIBIT B

         Section 1. DESIGNATION AND AMOUNT. There is hereby created and authorized a series of Serial Preferred Stock, the designation of which shall be the Series A 14% Preferred Stock (herein the "SERIES A PREFERRED STOCK"). The number of issuable shares of Series A Preferred Stock shall be 60,000.

         Section 2. RANK. All shares of Series A Preferred Stock, both as to payment of dividends and to distribution of assets upon liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, shall rank prior to all of the corporation's now or hereafter issued preferred stock, and senior to all of the corporation's now or hereafter issued Common Stock or any other common stock of any class of the corporation. The term "Common Stock" shall mean the Common Stock, par value $.01 per share, of the corporation as the same exists at the date hereof or as such stock may be constituted from time to time.

         Section 3. DIVIDENDS AND CERTAIN RESTRICTIONS. The holders of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the corporation out of funds of the corporation legally available therefor, dividends at a rate per share of 14% per annum, and no more on the sum of (x) the Liquidation Preference plus (y) all then accrued and unpaid dividends. Such dividends shall be fully cumulative, shall accrue and compound quarterly, beginning on the date of issuance, on January 1, April 1, July 1 and October 1 of each year (whether or not declared or paid), and shall be payable in cash on August 15, 2006, or, at the option of the corporation, in whole or in part on any January 1, April 1, July 1 or October 1 (except that if such date is a Saturday, Sunday or legal holiday, then such dividend will be payable on the next day that is not a Saturday, Sunday or legal holiday) to holders of record as they appear on the stock transfer books of the corporation on such record date, not more than 60 nor less than 10 days preceding the payment date for such dividend, as is fixed by the Board of Directors. For purposes hereof, the term "legal holiday" shall mean any day on which banking institutions are obligated or authorized to close in New York, New York or in Boston, Massachusetts.

         On such dividend payment date all dividends which shall have accrued on each share of Series A Preferred Stock outstanding on such dividend payment date shall accumulate and be deemed to become "due". If such dividends are not fully paid on such dividend payment date, such accrued dividends shall be added (solely for the purpose of calculating dividends payable on the Series A Preferred Stock) to the Liquidation Preference of the Series A Preferred Stock effective at the beginning of the quarterly dividend compounding period next succeeding the dividend payment date as to which such dividends were not paid and shall thereafter accrue additional dividends in respect thereof until such unpaid dividends have been paid in full. Dividends paid on shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. Dividends payable on the Series A Preferred Stock in respect of any period of less than a calendar quarter shall be computed on the basis of a 90-day quarter. Upon the request of a holder of Series A Preferred Stock, the corporation will promptly deliver to such holder a written statement describing the amount of accrued and unpaid dividends, calculated as of the date of such request, in respect of the Series A Preferred Stock held by such holder.

         Unless all accrued and unpaid dividends on the Series A Preferred Stock that are due and payable in cash have been paid in cash, or declared and sums set aside for the payment thereof, dividends (other than in Common Stock or any other stock of the corporation ranking junior to the Series A Preferred Stock as to dividends and as to liquidation rights) may not be paid, or declared and set aside for payment, and other distributions may not be made upon the Common Stock or on any other stock of the corporation ranking junior to the Series A Preferred Stock as to dividends. So long as any shares of Series A Preferred Stock are outstanding, the Common Stock (or any rights, options or warrants to purchase Common Stock), any other stock or other equity interests (or rights, options or warrants to purchase such other stock or other equity interests) of the corporation ranking junior to the Series A Preferred Stock as to dividends or upon liquidation may not be redeemed, purchased or otherwise acquired for any consideration by the corporation.

         Cash dividends on the Series A Preferred Stock may not be declared, paid or set apart for payment if (a) the corporation is not solvent or would be rendered insolvent thereby or (b) the terms and provisions of any law, or any agreement of the corporation relating to the corporation's indebtedness for borrowed money, specifically prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a violation or breach thereof or a default thereunder.

         The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock (or rights, options or warrants to purchase shares of stock or other equity interests) of the corporation unless the corporation could, under this Section 3, purchase or otherwise acquire such shares (or rights, options or warrants to purchase shares of stock) or units at such time and in such manner.

         Any reference to "distribution" contained in this Section 3 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary.

         Section 4. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the corporation, whether such assets are stated capital or surplus of any nature, an amount equal to $1,000 per share (the "LIQUIDATION PREFERENCE") plus the dividends accrued and unpaid thereon to the date of final distribution to such holders, whether or not declared, without interest, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the corporation's capital stock ranking junior as to liquidation rights to the Series A Preferred Stock; provided, however, that such rights shall accrue to the holders of Series A Preferred Stock only in the event that the corporation's payments with respect to the liquidation preferences (plus any accrued and unpaid dividends thereon) of the holders of capital stock of the corporation ranking senior as to liquidation rights to the Series A Preferred Stock (the "SENIOR LIQUIDATION STOCK") are fully met. If the assets of the corporation available for distribution after the liquidation preferences (plus any accrued and unpaid dividends thereon) of the Senior Liquidation Stock are fully met are not sufficient to pay an amount equal to the Liquidation Preference (plus any accrued and unpaid dividends thereon) to the holders of outstanding shares of Series A Preferred Stock and the liquidation preference (plus any accrued and unpaid dividends thereon) to the holders of any other series of the corporation's capital stock which may hereafter be created in accordance with Section 6(c) hereof having liquidation rights on a parity with the shares of Series A Preferred Stock (the "PARITY LIQUIDATION STOCK"), then the assets of the corporation shall be distributed ratably among the holders of the Series A Preferred Stock and the Parity Liquidation Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the amounts in respect of the Liquidation Preference (and any accrued and unpaid dividends thereon) to which they are entitled, the holders of the Series A Preferred Stock shall not be entitled to any further participation in any distribution of assets of the corporation. Neither a consolidation, merger or other business combination of the corporation with or into another corporation or other entity nor a sale or transfer of all or part of the corporation's assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the corporation for purposes of this Section 4 (unless in connection therewith the liquidation of the corporation is specifically approved).

         The holder of any shares of Series A Preferred Stock shall not be entitled to receive any payment owed for such shares under this Section 4 until the corporation has received (i) the certificate(s) representing such shares of Series A Preferred Stock and (ii) transfer instrument(s) satisfactory to the corporation and sufficient to transfer such shares of Series A Preferred Stock to the corporation free of any adverse interest. No interest shall accrue on any payment made in respect of the Liquidation Preference (and any accrued and unpaid dividends thereon) after the due date thereof.

         Section 5. REDEMPTION. On August 15, 2006 (the "MANDATORY REDEMPTION DATE"), the corporation shall redeem, out of funds legally available therefor, all shares of the Series A Preferred Stock then outstanding at a redemption price (the "REDEMPTION PRICE") equal to the Liquidation Preference per share, together with accrued and unpaid dividends to the redemption date. If, on the Mandatory Redemption Date, funds are not legally available to the corporation for redemption of the shares of Series A Preferred Stock, the corporation shall redeem on such date, at the Redemption Price, that number of shares of Series A Preferred Stock which it can lawfully redeem, and from time to time thereafter, as soon as funds are legally available, the corporation shall redeem at the Redemption Price shares of Series A Preferred Stock until the corporation has redeemed the shares of Series A Preferred Stock in full.

         The corporation, at its option, may at any time, redeem, out of funds legally available therefor, in whole or from time to time in part, the Series A Preferred Stock on any date set by the Board of Directors, for cash at the Redemption Price, together with accrued and unpaid dividends to the redemption date (subject to the right of the holder of record of shares of Series A Preferred Stock on a record date for the payment of a dividend on the Series A Preferred Stock to receive the dividend due on such shares of Series A Preferred Stock on the corresponding dividend payment date, if such dividend payment date is prior to the date set for redemption).

         In case of the redemption of less than all of the then outstanding Series A Preferred Stock, the corporation shall select the shares of Series A Preferred Stock to be redeemed in accordance with any method permitted by the national securities exchange on which the Series A Preferred Stock is then listed, or if not so listed, the corporation shall designate by lot, or in such other manner as the Board of Directors may determine, the shares to be redeemed, or shall effect such redemption pro rata. Notwithstanding the foregoing, the corporation shall not redeem less than all of the Series A Preferred Stock at any time outstanding until all dividends accrued to such payment date upon all Series A Preferred Stock then outstanding shall have been paid.

         Not more than 120 nor less than 90 days prior to the date of any redemption under this Section 5, notice by first class mail, postage prepaid, shall be given to each holder of record of the Series A Preferred Stock to be redeemed, at such holder's address as it shall appear upon the stock transfer books of the corporation. Each such notice of redemption shall specify the date fixed for redemption, the Redemption Price, the place or places of payment and that payment will be made upon presentation and surrender of the certificates evidencing the shares of Series A Preferred Stock to be redeemed.

         Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Series A Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued without cost to the holder thereof representing the unredeemed shares. If such notice of redemption has been so mailed and if, on or prior to the redemption date specified in such notice all funds necessary for such redemption have been set aside by the corporation, separate and apart from its other funds, in trust for the account of the holders of the shares so to be redeemed (as to be and continue to be available therefor), then on and after the redemption date, notwithstanding that any certificate for shares of the Series A Preferred Stock so called for redemption has not been surrendered for cancellation, all shares of the Series A Preferred Stock with respect to which such notice shall have been mailed and such funds shall have been set aside shall be deemed to be no longer outstanding and all rights with respect to such shares of the Series A Preferred Stock so called for redemption shall forthwith cease and terminate, except the right of the holders thereof to receive out of the funds so set aside in trust the amount payable on redemption thereof (including an amount equal to accrued and unpaid dividends to the redemption date) without interest thereon.

         The holder of any shares of Series A Preferred Stock redeemed upon any exercise of the corporation's redemption right shall not be entitled to receive payment of the Redemption Price for such shares until such holder has caused to be delivered to the place specified in the notice given with respect to such redemption (i) the certificate(s) representing such shares of Series A Preferred Stock redeemed and (ii) transfer instrument(s) satisfactory to the corporation and sufficient to transfer such shares of Series A Preferred Stock to the corporation free of any adverse interest. No interest shall accrue on the Redemption Price of any share of Preferred Interests after its redemption date.

         Section 6. VOTING RIGHTS.

         (a) General. Other than as provided in Section 6(b) below, the holders of Series A Preferred Stock shall have no voting rights with respect to any matters upon which the stockholders of the corporation may vote. In addition, the holders of Series A Preferred Stock will have all voting rights required by law, and shall also have all special voting rights provided below. Any shares of Series A Preferred Stock held by the corporation or any entity controlled by the corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

         (b) Default Voting Rights.

                           (i) Right To Elect Directors. Whenever dividends that
                  have become due and payable in cash under Section 3 on the Series A Preferred Stock are in arrears, or the Redemption Price (whether mandatory or optional) has not been paid in full when due, or an Event of Default (as hereinafter defined), has occurred (A) the number of members of the Board of Directors of the corporation shall be increased by two, effective as of the time of election of such directors as hereinafter provided, and (B) the holders of the Series A Preferred Stock (voting separately as a class) shall have the exclusive right (the "DEFAULT RIGHT") to vote for and elect such two additional directors of the corporation at any meeting of stockholders of the corporation at which directors are to be elected held during the period such dividends remain in arrears or such redemption price has not been paid in full. The holders of the Series A Preferred Stock shall have this Default Right until (x) payment in full of all accrued and unpaid dividends on the Series A Preferred Stock has been made, (y) payment in full of any Redemption Price which has become due has been made or (z) the date on which such Event of Default has ceased to be continuing. An "EVENT OF Default" shall be deemed to occur if: (i) a default occurs under any bond, debenture, note or other evidence of indebtedness, whether or not contingent, for borrowed money ("INDEBTEDNESS") by the corporation or any Restricted Subsidiary (as defined in the Indenture dated as of June 28, 1996, as amended, relating to the corporation's 12% Senior Subordinated Notes due 2006, the "INDENTURE"), which default has resulted in such at least $5.0 million aggregate principal amount of Indebtedness becoming or being declared payable prior to the date on which it would otherwise have been due and payable, without such Indebtedness having been discharged, such acceleration having been rescinded or annulled or there having been deposited in trust a sum of money sufficient to discharge in full such Indebtedness; or (ii) the corporation or any of its Subsidiaries (as defined in the Indenture) fails to pay any principal or interest when due with respect to any Indebtedness for money borrowed (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument evidencing or governing such Indebtedness, has expired, and the amount of such Indebtedness, together with any interest or premium thereon, exceeds $5.0 million).

                           (ii) Special Meeting. The Default Right may be
                  exercised initially by the vote of the holders of a majority of the shares of the Series A Preferred Stock present and voting, in person or by proxy, at a special meeting of holders of the

                  Series A Preferred Stock or at the next annual meeting of stockholders, or by written consent of the holders of record of a majority of the outstanding shares of the Series A Preferred Stock without a meeting. Unless such action shall have been taken by written consent as aforesaid, a special meeting of the holders of the Series A Preferred Stock for the exercise of the Default Right shall be called by the Secretary of the corporation as promptly as possible in compliance with applicable laws and regulations, and in any event within 10 days after receipt of a written request signed by the holders of record of at least 25% of the outstanding shares of the Series A Preferred Stock, subject to any applicable notice requirements imposed by law or by any national securities exchange on which any Series A Preferred Stock is listed. Such meeting shall be held at the earliest practicable date thereafter.

                           (iii) Term of Office of Directors. Any director who
                  has been elected by holders of the Series A Preferred Stock shall hold office for a term expiring (subject to the earlier payment of all dividends and redemption payments, whether mandatory or optional, in arrears on the Series A Preferred Stock) at the next annual meeting of stockholders and during such term may be removed at any time, either for or without cause, by and only by, the affirmative vote of the holders of record of a majority of the shares of the Series A Preferred Stock, voting as a single class, present and voting, in person or by proxy, at a special meeting of such stockholders called for such purpose, or by written consent without a meeting of the holders of record of a majority of the outstanding shares of the Series A Preferred Stock, voting as a single class, and any vacancy created by such removal may also be filled at such meeting or by such written consent. A special meeting of the holders of the shares of the Series A Preferred Stock for the removal of a director elected by the holders of the Series A Preferred Stock and the filling of the vacancy created thereby shall be called by the Secretary of the corporation as promptly as possible and in any event within 10 days after receipt of a written request therefor signed by the holders of not less than 25% of the outstanding shares of the Series A Preferred Stock taken as a single class, subject to any applicable notice requirements imposed by law or any national securities exchange on which any Series A Preferred Stock is listed. Such meeting shall be held at the earliest practicable date thereafter.

                           (iv) Vacancies. Any vacancy caused by the death or
                  resignation of a director who has been elected in accordance with this Section 6 (b) may be filled by a person nominated by the remaining director so elected or, if not so filled, by a vote of holders of a majority of the shares of the Series A Preferred Stock present and voting as a single class, in person or by proxy, where at least one third of such holders are present, in person or proxy, at a meeting of such holders of Series A Preferred Stock called for such purpose, or by written consent without a meeting of the holders of record of a majority of the outstanding shares of the Series A Preferred Stock as a single class. Unless such vacancy has been filled by the remaining director or by written consent as aforesaid, such meeting shall be called by the Secretary of the corporation at the earliest practicable date after such death or resignation, and in any event within 10 days after receipt of a written request signed by the holders of record of at least 25% of the outstanding shares of the Series A Preferred Stock taken as a single class.

                           (v) Stockholders' Right to Call Meeting. If any
                  meeting of the holders of the Series A Preferred Stock required by this subparagraph (b) to be called has not been called within 10 days after personal service of a written request therefor upon the Secretary of the corporation or within 15 days after mailing the same within the United States of America by registered mail addressed to the Secretary of the corporation at its principal office, subject to any applicable notice requirements imposed by law or any national securities exchange on which any Series A Preferred Stock is listed, then the holders of record of at least 25% of the outstanding shares of the Series A Preferred Stock may designate in writing a holder of a share of the Series A Preferred Stock to call such meeting at the expense of the corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders or such shorter notice (but in no event shorter than permitted by law or any national securities exchange on which the Series A Preferred Stock is listed) as may be acceptable to the holders of a majority of the total number of shares of the Series A Preferred Stock. Any holder of a share of the Series A Preferred Stock so designated shall have access to the stock books of the corporation relating solely to the Series A Preferred Stock for the purpose of causing such meeting to be called pursuant to these provisions.

                           (vi) Quorum. At any meeting of the holders of the
                  Series A Preferred Stock called in accordance with the provisions of this subparagraph (b) for the election or removal of directors, the presence in person or by proxy of the holders of one-third of the total number of shares of the Series A Preferred Stock as a single class shall be required to constitute a quorum; in the absence of a quorum, a majority of the holders present in person or by proxy shall have power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present.

         (c) Class Voting Rights. So long as shares of the Series A Preferred Stock are outstanding, the corporation shall not, directly or indirectly or through merger or consolidation with any other person, without the affirmative vote or consent of the holders of at least a majority of all outstanding Series A Preferred Stock, voting separately as a class, (i) increase the authorized number of shares of the Series A Preferred Stock, (ii) authorize or issue or increase the authorized amount of any additional class or series of stock (including any series of preferred stock), or any security convertible into stock of such class or series, ranking on a parity with or senior to the Series A Preferred Stock as to dividends or as to rights upon liquidation, dissolution or winding up or (iii) effect any reclassification of the Series A Preferred Stock. In connection with any right to vote pursuant to this Section 6(c), each holder of Series A Preferred Stock shall have one vote for each share held. Without limiting the generality of the foregoing, a class vote by the holders of the Series A Preferred Stock shall not be required (except as otherwise required by law or resolution of the corporation's Board of Directors) in connection with the authorization, issuance or increase in the authorized amount of any shares of any other class or series of stock that ranks junior to the Series A Preferred Stock upon liquidation, dissolution or winding up of the corporation if (A) dividends on such junior class or series of stock are payable solely in additional shares of such junior class or series of stock if cash dividends have not been paid when due on the Series A Preferred Stock on the immediately preceding dividend payment date and (B) such junior class or series of stock is not subject to any mandatory redemption or entitled to any mandatory offer to purchase, in each case, prior to the Mandatory Redemption Date.

         Section 7. OUTSTANDING SHARES. For purposes of this Exhibit A, all shares of Series A Preferred Stock shall be deemed outstanding except (i) from the date fixed for redemption pursuant to Section 5, all shares of Series A Preferred Stock that have been so called for redemption under Section 5 if funds necessary for payment of the redemption price have been irrevocably deposited in trust, for the account of the holders of the shares so to be redeemed (so as to be and continue to be available therefor), with a corporation organized and doing business under the laws of the United States or any State or territory thereof or of the District of Columbia (or a corporation or other person permitted to act as a trustee by the Securities and Exchange Commission) authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by Federal, State or District of Columbia or territorial authority; and (ii) from the date of registration of transfer, all shares of Series A Preferred Stock held of record by the corporation or any subsidiary of the corporation.

         Section 8. STATUS OF ACQUIRED SHARES. Shares of Series A Preferred Stock redeemed by the corporation or otherwise acquired by the corporation, shall be restored to the status of authorized and unissued shares of Serial Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of Series A Preferred Stock.

         Section 9. PREEMPTIVE RIGHTS. The holders of Series A Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the corporation.

         Section 10. REPORTS. So long as the Series A Preferred Stock remains outstanding, the corporation shall cause its annual reports to stockholders and any quarterly or other financial reports and information furnished by it to stockholders pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to be mailed to the holders of the Series A Preferred Stock (contemporaneously with the mailing of such materials to the corporation's stockholders) at their addresses appearing on the books of the corporation. If the corporation is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, it shall cause its financial statements, including any notes thereto (and with respect to annual reports, an auditors' report by a nationally recognized firm of independent certified public accountants), a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and such other information which the corporation would otherwise be required to include in annual and quarterly reports filed under the Exchange Act, to be mailed to the holders of the Series A Preferred Stock, within 120 days after the end of each of the corporation's fiscal years and within 60 days after the end of each of its first three fiscal quarters.

         Section 11. SEVERABILITY OF PROVISIONS. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.


                                                SCHEDULE 1.1

                                              Initial Directors


Name                                     Class                                 Nominated by

**                                       I                                     Oak Hill

**                                       I                                     Oak Hill

*                                        I                                     Independent

**                                       II                                    Oak Hill

Mr. Steven Jorns                         II                                    MeriStar

Mr. David Hawkes                         II                                    Otten

*                                        II                                    Independent Director

Mr. Daniel Doctoroff                     III                                   Oak Hill

Mr. Paul W. Whetsell                     III                                   MeriStar

Mr. Leslie B. Otten                      III                                   Otten

*                                        III                                   Independent

*      To be determined reasonably by ASC, MeriStar, Otten, OCP, OCMP, OSF, OSF2 and OSLP.

**     To be determined by OCP, OCMP, OSF, OSF2 and OSLP.


                                  SCHEDULE 2.1

                  Beneficial Ownership of Capital Stock of ASC


1. Madeleine holds its Subject Shares on behalf of various funds and accounts managed by Cerberus Capital Management, L.P. and its affiliates.

2. The Subject Shares of Madeleine, Otten, OCP, OCMP, OSF, OSF2 and OSLP are subject to a proxy in favor of ASC to vote those Subject Shares at ASC's annual meeting of stockholders on December 12, 2000 (and all adjournments and postponements thereof).

3. Otten holds his Subject Shares subject to the pledge granted under the Pledge Agreement, dated November 10, 1997, between Otten and ING.